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                                                                   Exhibit 99.3

              INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL


________________________________________________________________________________

All tenders of shares of Sara Lee common stock are subject to the terms of the Letter of Transmittal, these Instructions and the offering circular-prospectus dated March 8, 2001, which were mailed to stockholders of record as of February 28, 2001. THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 P.M. MIDNIGHT, NEW YORK CITY TIME, ON APRIL 4, 2001, UNLESS SARA LEE EXTENDS THE OFFER. THE EXCHANGE AGENT MUST RECEIVE YOUR LETTER OF TRANSMITTAL AND STOCK CERTIFICATES, IF APPLICABLE, AND ALL OTHER DOCUMENTS REQUIRED BY THE LETTER OF TRANSMITTAL BEFORE 12:00 P.M. MIDNIGHT, NEW YORK CITY TIME, ON APRIL 4, 2001 IF YOU WANT TO PARTICIPATE IN THE EXCHANGE OFFER.
________________________________________________________________________________

     The Letter of Transmittal is to be completed if (1) certificate(s) representing shares of Sara Lee common stock are to be forwarded along with the Letter of Transmittal, (2) your shares of Sara Lee common stock are held in book-entry form in the Sara Lee Corporation Employee Stock Purchase Plan, International Employee Stock Purchase Plan or Dividend Reinvestment Plan, (3) tenders are to be made by book-entry transfer to the account maintained by the exchange agent at The Depository Trust Company unless an agent's message is utilized, or (4) guaranteed delivery procedures are being used, according to the procedures contained in the offering circular-prospectus in the section entitled "The Exchange Offer - Guaranteed Delivery Procedure." Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent.

     These Instructions to the Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the offering circular-prospectus, the Letter of Transmittal and any of the other materials listed on the Checklist may be directed to the exchange agent, Mellon Investor Services, at (866) 825-8873, toll-free, in the United States or (201) 373-5549 from elsewhere. Banks and brokerage firms should call the information agent, Morrow & Co., Inc. at (800) 654-2468, toll-free.


SECTION I. ABOUT YOU AND YOUR SHARES

     Section I of the Letter of Transmittal shows the name and address of the registered holder and the number of shares of Sara Lee common stock owned by you, as reflected on the records of Sara Lee at the time of mailing these instructions. Mark through any incorrect address information that is printed in this area on the Letter of Transmittal. Clearly print your correct address in the space beside the printed information.

     If you cannot locate your stock certificates representing your shares of Sara Lee common stock (other than shares held in book-entry form), promptly contact Sara Lee's transfer agent IN WRITING, to receive replacement instructions. You may mail your notice to Sara Lee Corporation, Attn:
Shareholder Services Dept., Three First National Plaza, 70 W. Madison Street, Chicago, IL 60602-4260, or send your notice via facsimile to (312) 345-5782.

     SPECIAL NOTE ABOUT SHARES HELD IN THE SARA LEE CORPORATION EMPLOYEE STOCK PURCHASE PLAN, INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN, AND DIVIDEND REINVESTMENT PLAN

     Any reference to the term "certificate" means shares of Sara Lee common stock held in certificate form. If you participate in the Sara Lee Corporation Employee Stock Purchase Plan, International Employee Stock Purchase Plan or Dividend Reinvestment Plan, some or all of your shares in these Plans may be held in book-entry form. The number of shares of Sara Lee common stock held in book-entry form in these plans is indicated in Section I. You will not have any certificates to surrender for these book-entry shares. However, you still must complete the Letter of Transmittal as explained in Section II of these Instructions if you desire to tender shares held in any of these plans.

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     SPECIAL NOTE ABOUT SHARES HELD IN YOUR DIVIDEND REINVESTMENT PLAN ACCOUNT

     On January 25, 2001, Sara Lee declared a quarterly dividend of $0.145 per share of common stock payable on April 3, 2001 to holders of record on March 1, 2001. If you own Sara Lee common stock at the close of business on March 1, 2001, you will be entitled to receive the dividend for each share you own, even if you have tendered all or some of those shares in the exchange offer. If you elect to tender shares of Sara Lee common stock credited to your Sara Lee Dividend Reinvestment Plan account, you can only tender shares credited to your account on the date the exchange offer expires. The purchase of Sara Lee common stock using the proceeds of the April 3, 2001 dividend payment and the allocation of such shares to your Dividend Reinvestment Plan account will not be completed until at least April 6, 2001. The exchange offer will expire at 12:00 Midnight on April 3, 2001, unless extended by Sara Lee, so the shares of Sara Lee common stock that will be credited to your Dividend Reinvestment Plan account using the April 3, 2001 dividend payment will not be available to be tendered in the exchange offer unless the exchange offer is extended.

     IMPORTANT INFORMATION FOR SARA LEE STOCKHOLDERS TENDERING SHARES OF SARA LEE COMMON STOCK WHEN CERTIFICATES ARE NOT IMMEDIATELY AVAILABLE.

     If your certificates representing the shares of Sara Lee common stock that you wish to tender are not immediately available or you cannot deliver your shares of Sara Lee common stock and all other documents required by the Letter of Transmittal and these Instructions to the exchange agent on or before the expiration date, you must tender your shares of Sara Lee common stock according to the guaranteed delivery procedures set forth in the section of the offering circular-prospectus entitled "The Exchange Offer - Guaranteed Delivery Procedure" and you should check the box in Section II.A. of the Letter of Transmittal to indicate that you will be tendering through the guaranteed delivery procedure. Pursuant to such procedure: (1) such tender must be made through a participant in the Security Transfer Agents Medallion Program, an "eligible institution;" (2) prior to the expiration date, the exchange agent must have received from such eligible institution a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Sara Lee on the pink paper setting forth the name and address of the holder and the number of shares of Sara Lee common stock tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of the execution of the Notice of Guaranteed Delivery, the certificate(s) representing the shares of Sara Lee common stock accompanied by all other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent; and (3) the certificate(s) representing the shares of Sara Lee common stock tendered by the Letter of Transmittal (or a confirmation of a book-entry transfer of such shares of Sara Lee common stock into the exchange agent's book-entry account), together with a properly completed and duly executed Letter of Transmittal and any required signature guarantees, or an agent's message in connection with the book-entry transfer, and any other documents required by the Letter of Transmittal and these Instructions, must be received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.


SECTION II. TENDER OF SHARES OF SARA LEE COMMON STOCK REGISTERED IN YOUR NAME.

     COMPLETE SECTION II OF THE LETTER OF TRANSMITTAL TO INDICATE THE NUMBER OF SHARES OF SARA LEE COMMON STOCK YOU WISH TO TENDER IN THE EXCHANGE OFFER. If you are a participant in Sara Lee's ESOP, 401(k) Supplemental Savings Plan or Personal Products Retirement Savings Plan of Puerto Rico, do not use the Letter of Transmittal to tender your shares of Sara Lee common stock held in such plans. You will receive separate instructions to tender your shares from the plan administrator.


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A) CERTIFICATED SHARES. If you hold certificates for the shares of Sara Lee common stock listed in Section I of the Letter of Transmittal, you must complete
Section II.A. to tender these shares of Sara Lee common stock in the exchange offer. You will receive 0.846 shares of Coach common stock for each Sara Lee share that you tender, subject to proration provisions contained in the offering circular-prospectus. If you wish to tender your certificated shares of Sara Lee common stock in the exchange offer, you must complete Section II.A. by filling in the number of shares you are tendering in the exchange offer. If you do not wish to tender any of your certificated shares of Sara Lee common stock, you do not need to complete Section II.A. If you elect to tender any of your certificated shares of Sara Lee common stock, you must deliver original physical stock certificates for all shares of Sara Lee common stock that you wish tendered.

B) DIVIDEND REINVESTMENT PLAN SHARES. If you hold shares of Sara Lee common stock in book-entry form in Sara Lee's Dividend Reinvestment Plan as set forth in Section I of the Letter of Transmittal, you must complete Section II.B. to tender these shares of Sara Lee common stock in the exchange offer. You will receive 0.846 shares of Coach common stock for each Sara Lee share that you tender, subject to proration provisions contained in the offering circular-prospectus. If you wish to tender your shares of Sara Lee common stock held in your Dividend Reinvestment Plan account, you must complete Section II B. by filling in the number of shares you are tendering in the exchange offer. If you do not wish to tender any of your shares of Sara Lee common stock held in your Dividend Reinvestment Plan account in the exchange offer, you do not need to complete Section II.B.

C) SARA LEE EMPLOYEE STOCK PURCHASE PLANS. If you hold shares of Sara Lee common stock in book-entry form in Sara Lee's Employee Stock Purchase Plan or Sara Lee's International Employee Stock Purchase Plan as set forth in Section I of the Letter of Transmittal, you must complete Section II.C. to tender these shares of Sara Lee common stock in the exchange offer. You will receive 0.846 shares of Coach common stock for each Sara Lee share that you tender, subject to proration provisions contained in the offering circular-prospectus. If you wish to tender your shares of Sara Lee common stock held in your Employee Stock Purchase Plan (or International Employee Stock Purchase Plan) account, you must complete Section II.C. by filling in the number of shares you are tendering in the exchange offer. If you do not wish to tender any of your shares of Sara Lee common stock held in your Employee Stock Purchase Plan (or International Employee Stock Purchase Plan) account, you do not need to complete Section II.C.

D) BOOK-ENTRY TRANSFER SHARES. If you hold shares of Sara Lee common stock on the accounts of the book-entry transfer facility, The Depository Trust Company, as set forth in Section I of the Letter of Transmittal, you must complete
Section II.D. to tender these shares of Sara Lee common stock in the exchange offer. You will receive 0.846 shares of Coach common stock for each Sara Lee share that you tender, subject to proration provisions contained in the offering circular-prospectus. If you wish to tender your shares of Sara Lee common stock held on the accounts of The Depository Trust Company, you must complete Section II.D. by filling in the number of shares of Sara Lee common stock you are tendering in the exchange offer. If you do not wish to tender any of your shares of Sara Lee common stock on the accounts of The Depository Trust Company, you do not need to complete Section II.D.

E) ODD-LOTS. If you beneficially own less than 100 shares of Sara Lee common stock and wish to tender all of your shares of Sara Lee common stock, you must complete Section II.E to receive preferential treatment in the exchange offer. If you beneficially own less then 100 shares of Sara Lee common stock, an "odd-lot," and you tender all of your shares, you will receive preferential treatment if the exchange offer is oversubscribed and all of your shares of Sara Lee common stock tendered will be accepted for exchange. Shares you own in Sara Lee's ESOP, 401(k) Supplemental Savings Plan or Personal Products Retirement Savings Plan of Puerto Rico will not be considered odd-lots and tenders of shares of Sara Lee common stock held in these plans will be subject to proration.


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SECTION III. SIGNATURES.

     If you elected to participate in the exchange offer by completing Sections II.A., II.B., II.C. or II.D., you must sign the Letter of Transmittal in Section
III. All individuals named on the stock certificate(s) representing shares of Sara Lee common stock tendered in the exchange offer and delivered to the exchange agent, and all individuals named on the book-entry account for shares of Sara Lee common stock tendered in the exchange offer, must sign the Letter of Transmittal. The name of each person signing must exactly match the name(s) on the stock certificate(s) or on the book-entry account. Please include your daytime telephone number. IF YOUR NAME HAS CHANGED DUE TO MARRIAGE/DIVORCE, THE HOLDER OR JOINT HOLDER OF YOUR SHARES OF SARA LEE COMMON STOCK IS DECEASED OR THE SHARES OF SARA LEE COMMON STOCK YOU ARE TENDERING ARE REGISTERED IN THE NAME OF OR FOR THE BENEFIT OF A MINOR, PLEASE REFER TO SECTION IV OF THESE INSTRUCTIONS FOR ADDITIONAL PROCEDURES REQUIRED TO TENDER YOUR SHARES OF SARA LEE COMMON STOCK. IF YOU COMPLETE SECTION IV OF THE LETTER OF TRANSMITTAL, YOU MUST HAVE THE SIGNATURE IN SECTION III GUARANTEED BY AN ELIGIBLE INSTITUTION, ACCORDING TO THE PROCEDURES CONTAINED IN THE OFFERING CIRCULAR-PROSPECTUS IN THE SECTION ENTITLED "THE EXCHANGE OFFER --PROCEDURES FOR TENDERING SHARES OF SARA LEE COMMON STOCK."

     If the Letter of Transmittal is signed by the registered holder(s) of the shares of Sara Lee common stock tendered by the Letter of Transmittal, no endorsements of certificates or separate stock powers are required. If the Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation or others acting in a fiduciary or representative capacity, the person signing must include their full title and must deliver, with the Letter of Transmittal, proper evidence of authority to exchange the shares of Sara Lee common stock. Proper evidence of authority includes a power of attorney, a letter of testamentary or a letter of appointment.


SECTION IV. SPECIAL TRANSFER INSTRUCTIONS.

     If any of the following applies to shares of Sara Lee common stock that you want to tender in the exchange offer, then please read and comply with these
Instructions:

     - the shares of Sara Lee common stock that you are tendering are registered in your former name (because your name has changed due to marriage/divorce);

     - the registered holder or one of the joint holders of the shares of Sara Lee common stock you are tendering is deceased;

     - the shares of Sara Lee common stock you are tendering are registered in the name of a former minor who has reached the legal age of majority; or

     - the shares of Sara Lee common stock you are tendering are registered in the name of a custodial account for the benefit of a former minor who has reached the legal age of majority.

     If any of these situations applies to you, then (1) print the name(s) and address of the person(s) who should be recognized as the registered holder of the shares of Sara Lee common stock in the space provided in Section IV, and (2) refer to the procedures printed below for the requirements needed to make some of the most frequently requested types of registration changes. These documents must accompany your Sara Lee stock certificate(s), if applicable, and your Letter of Transmittal.

     If you are a trustee, executor, administrator or someone acting on behalf of a stockholder and your name is not printed on the Letter of Transmittal, you must include your full title and send us proper evidence of your authority to exchange the shares. Proper evidence of authority includes a power of attorney, a letter of testamentary or a letter of appointment.


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     We will only process those transfers of shares of Sara Lee common stock that legally must be processed in order for those shares of Sara Lee common stock to be tendered in the exchange offer. Any other elective transfers (such as gifts of shares of Sara Lee common stock, transfers for estate planning purposes, etc.) will be processed by Sara Lee's transfer agent and registrar in accordance with its routine transfer procedures.

     NAME CHANGE DUE TO MARRIAGE OR DIVORCE:

1. Obtain a signature guarantee for the stockholder whose name is printed on the Letter of Transmittal. If the stock certificate lists or the book-entry account is in the name of joint owners, both owners must sign and have their signatures guaranteed. Each signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature guarantee must be set forth in Section III of the Letter of Transmittal. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

2. Complete the Substitute Form W-9 (for U.S. stockholders) on the Letter of Transmittal or an appropriate Form W-8 (for non-U.S. stockholders) by listing the Taxpayer Identification Number (TIN) or Social Security Number
     (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9 or Form W-8, as applicable. Please refer to the INSTRUCTIONS -- BACKUP WITHHOLDING; SUBSTITUTE FORM W-9; FORMS W-8 for more information relating to Substitute Form W-9 and Forms W-8.

     STOCKHOLDER WHOSE NAME IS PRINTED ON THE LETTER OF TRANSMITTAL IS DECEASED. YOU ARE THE EXECUTOR OR ADMINISTRATOR OF THE ESTATE:

1. Provide a certified (UNDER RAISED SEAL) copy of the Court Qualification (such as a power of attorney, a letter of testamentary or a letter of appointment) appointing the legal representative (dated within 60 days).

2. Obtain a signature guarantee for the legal representative. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature guarantee must be set forth in Section III of the Letter of Transmittal. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

3. Complete the Substitute Form W-9 (for U.S. stockholders) on the Letter of Transmittal or an appropriate Form W-8 (for non-U.S. stockholders) by listing the Taxpayer Identification Number (TIN) or Social Security Number
     (SSN) that is to be used for tax reporting on the new account. If the account is being registered in the name of the estate and not to an individual, a TIN is required. Please refer to the INSTRUCTIONS -- BACKUP WITHHOLDING; SUBSTITUTE FORM W-9; FORMS W-8 for more information relating to Substitute Form W-9 and Forms W-8.

     THE STOCK CERTIFICATE CONTAINS MULTIPLE NAMES OR THE BOOK-ENTRY ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE STOCKHOLDERS/ACCOUNT HOLDERS IS DECEASED. TRANSFERRING SHARES TO THE SURVIVOR ONLY:

1.    Provide a certified (UNDER RAISED SEAL) copy of the death certificate.

2.    Survivor's signature (signature guarantee is not necessary in this case).


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3.   Complete the Substitute Form W-9 (for U.S. stockholders) on the Letter of
     Transmittal or an appropriate Form W-8 (for non-U.S. stockholders) by listing the Taxpayer Identification Number (TIN) or Social Security Number
     (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9 or Form W-8, as applicable. Please refer to the INSTRUCTIONS -- BACKUP WITHHOLDING; SUBSTITUTE FORM W-9; FORMS W-8 for more information relating to Substitute Form W-9 and Forms W-8.

     THE STOCK CERTIFICATE CONTAINS MULTIPLE NAMES OR THE BOOK-ENTRY ACCOUNT IS A JOINT ACCOUNT AND ONE OF THE STOCKHOLDERS/ACCOUNT HOLDERS IS DECEASED. TRANSFERRING SHARES TO THE SURVIVOR, AND ADDING A NAME:

1.   Provide a certified (UNDER RAISED SEAL) copy of the death certificate.

2. Survivor must obtain a signature guarantee. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature guarantee must be set forth in Section III of the Letter of Transmittal. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

3. Complete the Substitute Form W-9 (for U.S. stockholders) on the Letter of Transmittal or an appropriate Form W-8 (for non-U.S. stockholders) by listing the Taxpayer Identification Number (TIN) or Social Security Number
     (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9 or Form W-8, as applicable. Please refer to the INSTRUCTIONS -- BACKUP WITHHOLDING; SUBSTITUTE FORM W-9; FORMS W-8 for more information relating to Substitute Form W-9 and Forms W-8.

     THE STOCK CERTIFICATE IS HELD IN A CUSTODIAL ACCOUNT AND THE FORMER MINOR HAS REACHED THE LEGAL AGE OF MAJORITY:

1. The custodian must obtain a signature guarantee for his or her signature. The signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Security Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature guarantee must be set forth in Section III of the Letter of Transmittal. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.

2. Provide a certified (UNDER RAISED SEAL) copy of the birth certificate for the former minor.

3. Complete the Substitute Form W-9 (for U.S. stockholders) on the Letter of Transmittal or an appropriate Form W-8 (for non-U.S. stockholders) by listing the Taxpayer Identification Number (TIN) or Social Security Number
     (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute Form W-9. Please refer to the INSTRUCTIONS - BACKUP WITHHOLDING; SUBSTITUTE FORM W-9 ; FORMS W-8 for more information relating to Substitute Form W-9 and Forms W-8.

     IF THE REQUEST IS BEING MADE BY THE MINOR WHO HAS REACHED THE LEGAL AGE OF
     MAJORITY:

1. The former minor must obtain a signature guarantee. This signature must be guaranteed by an officer of a commercial bank, trust company, credit union or savings & loan who is a member of the Securities Transfer Agents Medallion Program (STAMP), or by a stockbroker who is a member of STAMP. The signature guarantee must be set forth in Section III of the Letter of Transmittal. THE SIGNATURE OF A NOTARY PUBLIC IS NOT ACCEPTABLE FOR THIS PURPOSE.


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

2. Complete the Substitute Form W-9 (for U.S. stockholders) on the Letter of Transmittal or an appropriate Form W-8 (for non-U.S. stockholders) by listing the Taxpayer Identification Number (TIN) or Social Security Number
     (SSN) that is to be used for tax reporting on the new account. The individual whose TIN or SSN is being used must sign the Substitute form W-9. Please refer to the INSTRUCTIONS - BACKUP WITHHOLDING; SUBSTITUTE FORM W-9; FORMS W-8 for more information relating to Substitute Form W-9 and Forms W-8.

     If your circumstances differ from those listed above, or if you have any other questions, please contact Mellon Investor Services, the exchange agent, at
(866) 825-8873, toll-free, in the United States or (201) 373-5549 from elsewhere.


SECTION V. NOTICE OF SOLICITED TENDERS.

     Sara Lee will pay a solicitation fee of $0.25 per share, up to a maximum of 2,000 shares of Sara Lee common stock per tendering stockholder, for each Sara Lee share tendered and accepted for exchange in the exchange offer. To be eligible, a tender must be accompanied by a completed and signed Notice of Solicited Tenders on gold paper which designates, as having solicited and obtained the tender, the name of (1) any broker or dealer in securities which is a member of any national securities exchange in the United States or of the National Association of Securities Dealers, Inc; or (2) any bank or trust company located in the United States (each a "soliciting dealer"), except that no solicitation fee shall be payable in connection with a tender of shares of Sara Lee common stock by a stockholder (a) tendering more than 2,000 shares of Sara Lee common stock; (b) tendering from a country outside the United States or
(c) tendering to Goldman Sachs, the dealer manager. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of Sara Lee, Coach, Mellon Investor Services, Morrow & Co. or Goldman Sachs for purposes of the exchange offer.

     In order for a soliciting dealer to receive a solicitation fee with respect to your tender of shares of Sara Lee common stock, the exchange agent must have received a properly completed and duly executed Letter of Transmittal and a completed Notice of Solicited Tenders on gold paper by three NYSE trading days after the expiration date.

     The acceptance of compensation by a soliciting dealer will constitute a representation by it that: (1) it has complied with applicable requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations thereunder, in connection with such solicitation; (2) it is entitled to such compensation for such solicitation under the terms and conditions of the offering circular-prospectus; (3) in soliciting tenders of shares of Sara Lee common stock, it has used no soliciting materials other than those furnished by Sara Lee; and (4) it has complied with all instructions from Sara Lee as set forth in Sara Lee's letter to the soliciting dealers in connection with the exchange offer.



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


                           OTHER IMPORTANT INFORMATION

          ALL DISPUTES WILL BE RESOLVED BY SARA LEE, IN ITS DISCRETION.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered shares of Sara Lee common stock will be determined by Sara Lee, in its sole discretion, and its determination shall be final and binding on all tendering stockholders. Sara Lee reserves the absolute right to reject any or all tenders of shares of Sara Lee common stock determined by it not to be in proper form or the acceptance of which may, in the opinion of Sara Lee's counsel, be unlawful. Sara Lee also reserves the absolute right to waive any defect or irregularity in any tender of shares of Sara Lee common stock. All tendering stockholders, by execution of the Letter of Transmittal, waive any right to receive notice of the acceptance of their shares of Sara Lee common stock for exchange.

     Sara Lee reserves the right to request any additional information from any record or beneficial owner of shares of Sara Lee common stock that Sara Lee in its sole discretion determines to so request including information with respect to the tax status of any such person or of its partners, stockholders, beneficiaries, principals or participants or the tax impact to Sara Lee of such person tendering shares of Sara Lee common stock.

     None of Sara Lee, the exchange agent, or any other person shall be under any duty to give notification of any defect or irregularity in any tender, or incur any liability for failure to give any such notification. See the section entitled "The Exchange Offer - Sara Lee's Interpretations are Binding" in the offering circular-prospectus.

         SARA LEE TO PAY STOCK TRANSFER TAXES FOR EXCHANGE OFFER TENDERS

     Sara Lee will pay all stock transfer taxes, if any, payable as a result of the transfer to it of shares of Sara Lee common stock tendered, and the transfer to tendering stockholders of shares of Coach common stock pursuant to the exchange offer. If tendered certificates are registered in the name of any person other than the person signing the Letter of Transmittal for the reasons described in the Instructions in Section IV, the amount of all stock transfer taxes, if any (whether imposed on the registered owner or such other person), payable on account of the transfer to such person must be paid by the tendering stockholder unless evidence satisfactory to Sara Lee of the payment of such taxes or exemption therefrom is submitted.

     Except as noted above, it will not be necessary for transfer tax stamps to be affixed to the certificate(s) representing shares of Sara Lee common stock listed on the Letter of Transmittal.


           MUTILATED, LOST, STOLEN OR DESTROYED SARA LEE CERTIFICATES

     If any certificate representing shares of Sara Lee common stock has been mutilated, destroyed, lost or stolen, the stockholder must (1) promptly contact Sara Lee's transfer agent, IN WRITING, for further instructions, (2) furnish to the exchange agent evidence, satisfactory to it in its discretion, of the ownership of and the destruction, loss or theft of such certificate, (3) furnish to the exchange agent indemnity, satisfactory to it in its discretion, and (4) comply with such other reasonable requirements as the exchange agent may prescribe. You may mail your notice to Sara Lee Corporation, Attn: Shareholder Services Dept., 70 W. Madison Street, Chicago, IL 60602-4260, or send your notice via facsimile to (312) 345-5782.


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

                CERTAIN MATTERS RELATING TO FOREIGN JURISDICTIONS

     As of January 31, 2001, there were Sara Lee stockholders with addresses of record in approximately 50 jurisdictions throughout the world. As a result, we are seeking to conduct the exchange offer on a global basis. However, Sara Lee is not offering to sell, and is not soliciting any offer to buy, any shares of Sara Lee common stock in any foreign jurisdiction in which the offer or sale is not permitted. The offering circular-prospectus and the offering materials relating to the exchange offer may not be distributed or forwarded to stockholders located in any jurisdiction where the exchange offer is not permitted.

     In any jurisdiction where the securities or blue sky laws require the exchange offer to be made by a licensed broker or dealer, the exchange offer may be made on our behalf, but only with our prior written consent, by one or more registered brokers or dealers licensed under the laws of such jurisdiction. For more information, see the section of the offering circular-prospectus entitled "Exchange Offer - Special Procedures for Certain Jurisdictions Outside the United States."

     Sara Lee stockholders in the United Kingdom are advised that (i) in making any investment decision in connection with the offering by Sara Lee of shares of Coach common stock, no reliance should be placed on any document issued by or on behalf of Sara Lee and or Coach, except the UK Prospectus (see the section of the offering circular-prospectus entitled "Certain Maters Relating to Foreign Jurisdictions - Legal Restrictions Governing the Exchange Offer - United Kingdom") and this Letter of Transmittal and (ii) any acceptance by them of the exchange offer is or will be made on the basis of a representation that in making any such investment decision, no reliance has been placed on any document issued by or on behalf of Sara Lee and or Coach other than the UK Prospectus and this Letter of Transmittal.

     SARA LEE CAN WAIVE ANY OF THE CONDITIONS TO THE EXCHANGE OFFER, IN ITS DISCRETION

     Sara Lee reserves the absolute right, for any reason, to amend or waive any of the specified conditions to the exchange offer in the case of any shares of Sara Lee common stock tendered other than certain conditions specified in the offering circular-prospectus.

     IF YOU DESIRE ASSISTANCE OR ADDITIONAL COPIES OF THE OFFERING MATERIALS

     Questions relating to the procedure for tendering and requests for additional copies of the offering circular-prospectus and the Letter of Transmittal may be directed to the exchange agent, Mellon Investor Services LLC, at (866) 825-8873, toll-free, in the United States or (201) 379-5549 from elsewhere. Banks and brokerage firms should contact the information agent, Morrow & Co., Inc. at (800) 654-2468.

                 QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER

     HOW MANY SHARES OF COACH COMMON STOCK WILL I RECEIVE FOR EACH SHARE OF SARA LEE COMMON STOCK THAT I TENDER?

     You will receive 0.846 shares of Coach common stock for each share of Sara Lee common stock that you validly tender (and do not withdraw) in the exchange offer. This number is referred to as the "exchange ratio." We may not accept all shares of Sara Lee common stock you tender if more than 41,402,285 shares of Sara Lee common stock are validly tendered by all stockholders. If that happens, your tender will be proportionately reduced, as described below. You will not receive any fractional shares of Coach common stock in the exchange offer. Instead, the exchange agent will aggregate any fractional shares of Coach common stock that you and other tendering stockholders otherwise would have received in the exchange offer and will sell the fractional shares on your behalf and on behalf of other tendering stockholders. You will receive cash proceeds from the sale of your portion of the sold fractional shares, net of commissions.

     SHOULD I PARTICIPATE IN THE EXCHANGE OFFER?

     The exchange offer is a voluntary transaction and it is completely your decision whether to participate. None of Sara Lee, Coach, or any of their respective directors or officers makes any recommendation as to whether you should tender your shares of Sara Lee common stock. You should examine carefully your specific financial position, plans and needs before you decide whether to participate. We also encourage you to consider, among other things:

     - your view of the relative values of a single Sara Lee share and a single Coach share;

     -    your individual investment strategy with regard to the two stocks; and

     - your opportunity to receive the anticipated premium, if any, as described in the offering circular-prospectus.

     In addition, you should consider all of the factors described in the section of the offering circular-prospectus dated March 8, 2001 entitled "Risk Factors." You must make your own decision after carefully reading the offering circular-prospectus and consulting with your advisors about your own financial position and requirements.

     IF I DECIDE TO PARTICIPATE, HOW WILL I RECEIVE MY SHARES OF COACH COMMON STOCK?

     You will not receive certificates for any shares of Coach common stock you receive in the exchange offer. Instead, all shares of Coach common stock you receive in exchange for your shares of Sara Lee common stock will be credited to a book-entry account maintained by Mellon Investor Services, which is Coach's transfer agent, for your benefit. Once the exchange offer has been completed, Coach's transfer agent will mail to you a confirmation statement indicating the number of shares of Coach common stock credited to your account. You may request physical certificates for any shares of Coach common stock held in book-entry form by following the instructions contained in the confirmation statement.

     CAN I CHANGE MY MIND AFTER I TENDER MY SHARES OF SARA LEE COMMON STOCK?

     Yes. You may withdraw tenders of your shares of Sara Lee common stock any time before the exchange offer expires by following the withdrawal procedures described in the offering circular-prospectus under the section entitled "The Exchange Offer--Withdrawal Rights." If you change your mind after you have withdrawn your tender, you may tender your shares of Sara Lee common stock again by following the tender procedures and re-delivering your shares of Sara Lee common stock before the expiration of the exchange offer.

     ARE THERE ANY CONDITIONS TO SARA LEE'S OBLIGATION TO COMPLETE THE EXCHANGE OFFER?

     Yes. Sara Lee is not required to complete the exchange offer unless the conditions described in the offering circular-prospectus dated March 8, 2001 are satisfied prior to the expiration date. In particular, Sara Lee may not complete the exchange offer unless at least 37,262,057 shares of Sara Lee common stock are tendered so that at least 90% of its shares of Coach common stock can be exchanged. This minimum number of shares of Sara Lee common stock that must be tendered is referred to as the "minimum amount." Sara Lee may waive any or all of the conditions to the exchange offer, including the requirement that the minimum amount of shares of Sara Lee common stock be tendered.

     WHAT HAPPENS IF MORE THAN 41,402,285 SHARES OF SARA LEE COMMON STOCK ARE TENDERED, I.E., THE EXCHANGE OFFER IS OVERSUBSCRIBED?

     If the exchange offer is oversubscribed, the number of shares of Sara Lee common stock that will be accepted from each Sara Lee stockholder who validly tendered and did not withdraw shares of Sara Lee common stock will be reduced on a pro rata basis. We refer to this pro rata reduction as "proration." Proration will be based on the number of shares of Sara Lee common stock each stockholder has tendered in the offer, and not on the stockholder's aggregate ownership of shares of Sara Lee common stock. Any shares of Sara Lee common stock not accepted for exchange will be returned to tendering stockholders promptly following the expiration or termination of the exchange offer.

     Stockholders who own fewer than 100 shares of Sara Lee common stock, referred to as "odd-lots," and who tender all shares of Sara Lee common stock they own will not be subject to proration. Shares you own in any in Sara Lee's ESOP, 401(k) Supplemental Savings Plan or Personal Products Retirement Savings Plan of Puerto Rico will not be considered odd-lot holdings and will be subject to proration.

     WHAT HAPPENS IF LESS THAN THE MINIMUM AMOUNT OF SHARES OF SARA LEE COMMON STOCK IS TENDERED?

     If less than the minimum amount of 37,262,057 shares of Sara Lee common stock is tendered in the exchange offer, Sara Lee may terminate the exchange offer and return any shares of Sara Lee common stock that have been tendered. If Sara Lee waives this condition, Sara Lee will complete the exchange offer as described in the offering circular-prospectus dated March 8, 2001, and then spin-off its remaining shares of Coach common stock. In a spin-off, all of the shares of Coach common stock held by Sara Lee after the exchange offer is completed will be distributed to the remaining Sara Lee stockholders on a pro rata basis.

     WHAT IF MY SHARES OF SARA LEE COMMON STOCK ARE NOT ACCEPTED FOR EXCHANGE?

     Any shares of Sara Lee common stock not accepted for exchange will be returned to tendering stockholders promptly following the expiration or termination of the exchange offer. Shares of Sara Lee common stock will not be accepted if:

     - the conditions set forth in the offering circular-prospectus are not satisfied or waived by Sara Lee;

     - the exchange offer is oversubscribed, so that not all tendered shares of Sara Lee common stock are accepted;

     - a stockholder did not provide or complete the necessary documents before the expiration date, so the shares of Sara Lee common stock were not validly tendered shares; or

     - the exchange offer is not completed by May 2, 2001, the date that is 40 business days after the date the exchange offer was commenced, unless the exchange offer is extended by Sara Lee.

     WILL I RECEIVE FRACTIONAL SHARES OF COACH COMMON STOCK IN THE EXCHANGE
OFFER?

     No. Only whole shares of Coach common stock will be issued in the exchange offer; you will not receive any fractional Coach shares. Instead, the exchange agent, acting on behalf of the stockholders, will aggregate any fractional shares of Coach common stock that you and other tendering stockholders otherwise would have received in the exchange offer and will sell the fractional shares on behalf of you and the other tendering stockholders. You will receive cash proceeds from such sale equal to the value of the fractional shares sold on your behalf, net of commissions.

     HOW WILL MY UNTENDERED OR UNACCEPTED SHARES OF SARA LEE COMMON STOCK BE RETURNED TO ME?

     If you delivered a certificate representing more shares of Sara Lee common stock than you desired to tender for exchange, you decided to withdraw your tendered shares prior to the expiration date, or if fewer than all tendered shares are accepted for exchange due to proration, the unexchanged shares of Sara Lee common stock will be returned to you by:

     - mailing you a stock certificate, if you tendered your shares by delivering a stock certificate to the exchange agent;

     - crediting these shares to your book-entry account with Sara Lee's transfer agent, if you tendered shares in book-entry form that you purchased in Sara Lee's Employee Stock Purchase Plan;

     - crediting these shares to your book-entry account with Computershare Investor Services, the third party administrator, if you tendered shares in book-entry that you purchased in Sara Lee's International Employee Stock Purchase Plan or Dividend Reinvestment Plan; or

     - crediting your account in accordance with The Depository Trust Company's procedures, if you tendered shares held by your broker.

     WHAT SHARES OF SARA LEE COMMON STOCK CAN I TENDER IN THE EXCHANGE OFFER?

     All shares of Sara Lee common stock that you own outright, through a broker or in book-entry form through the Sara Lee Corporation Employee Stock Purchase Plan or the Sara Lee Corporation Dividend Reinvestment Plan may be tendered in the offering. Shares held in any Sara Lee company savings plans, however, may be tendered only by current Coach employees. The following table describes which shares may be tendered by which Sara Lee stockholders:

                    PLAN                         ELIGIBLE PARTICIPANTS               SHARES YOU MAY TENDER

Sara Lee Corporation Employee Stock             Coach participants        All shares credited to accounts of current
Ownership Plan **                               (current employees)       Coach employees before the exchange offer
                                                only                      expires
Sara Lee Corporation 401(k) Supplemental        Coach participants        All shares credited to accounts of current
Savings Plan **                                 (current employees)       Coach employees before the exchange offer
                                                only                      expires
Sara Lee Corporation Employee Stock Purchase              All             Purchase cycles completed before the
Plan                                                                      exchange offer expires
Sara Lee Corporation Dividend Reinvestment                All             Purchase cycles completed before the
Plan                                                                      exchange offer expires
Sara Lee Corporation International Employee               All             Purchase cycles completed before the
Stock Purchase Plan                                                       exchange offer expires
Sara Lee Corporation Personal Products          Coach participants        All shares credited to accounts of current
Retirement Savings Plan of Puerto Rico**        (current employees)       Coach employees in the Sara Lee Common
                                                only                      Stock Fund prior to expiration of exchange
                                                                          offer
Chock full o'Nuts Employee Stock Ownership               None                                None
Plan
Money Accumulation Plan for Collectively                 None                                None
Bargained Employees of Gallo Salame
Playtex Apparel Retirement Savings Plan for              None                                None
Hourly Puerto Rican Employees

---------

** To tender shares of Sara Lee common stock held in these funds, you must complete a Form of Election and deliver it to the exchange agent. You cannot use the Letter of Transmittal to tender these shares.

     Holders of vested but unexercised options to purchase shares of Sara Lee common stock may exercise these options and tender the shares of Sara Lee common stock received upon such exercise by following the general instructions for tendering shares described in these Instructions and in the offering circular-prospectus. Restricted stock units or other stock equivalents granted under Sara Lee's long term incentive plans, deferred compensation program or other company plans may not be tendered in the exchange offer.


                              DELIVERY INSTRUCTIONS

     The method of delivery of the Letter of Transmittal, the certificate(s) representing shares of Sara Lee common stock tendered and any other required documents is at the option and risk of the tendering stockholder. Except as otherwise provided below, the delivery will be deemed made only when actually received or confirmed by the exchange agent. If you send certificate(s) representing shares of Sara Lee common stock by mail, we recommend that you use registered mail, return receipt requested, and allow sufficient time to ensure timely receipt by the expiration date. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent. DO NOT FAX THE LETTER OF TRANSMITTAL.

     No alternative, conditional or contingent tenders will be accepted for exchange in the exchange offer. All tendering stockholders, by execution of the Letter of Transmittal, waive any right to receive any notice of the acceptance of their shares of Sara Lee common stock.

     The Letter of Transmittal, the certificate(s) representing shares of Sara Lee common stock tendered and any other required documents should be sent to:


                          MELLON INVESTOR SERVICES LLC


        FOR INFORMATION: (866) 825-8873, TOLL-FREE, IN THE UNITED STATES
                        AND (201) 373-5549 FROM ELSEWHERE


  BY MAIL:                                 BY HAND:                                 BY OVERNIGHT DELIVERY:
  MELLON INVESTOR SERVICES                 MELLON INVESTOR SERVICES                 MELLON INVESTOR SERVICES
  ATTN:  REORGANIZATION DEPARTMENT         ATTN:  REORGANIZATION DEPARTMENT         ATTN: REORGANIZATION DEPARTMENT
  POST OFFICE BOX 3341                     120 BROADWAY, 13TH FLOOR                 85 CHALLENDER RD-MAIL DROP-REORG
  SOUTH HACKENSACK, NJ 07606               NEW YORK, NY 10271                       RIDGEFIELD PARK, NJ 07660

DELIVERY OF THE LETTER OF TRANSMITTAL TO A PERSON OTHER THAN THE EXCHANGE AGENT OR TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR BY FACSIMILE WILL NOT CONSTITUTE VALID DELIVERY.